UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2005

_________________________________________________________________________________

EGPI FIRECREEK, INC.

_________________________________________________________________________________

(Exact name of registrant specified in charter)

Nevada	000-32507	88-0345961
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6564 Smoke Tree Lane

Scottsdale, AZ  85253

(Address of principal executive offices)  (Zip Code)

(480) 948-6581
(Registrant’s telephone number, including area code)

Energy Producers, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

ITEM 8.01 OTHER EVENTS

The Registrant through Firecreek Petroleum, Inc. (“FPI”), its wholly owned subsidiary (the “Company”), and The Sahara Group, Inc. (“Sahara”), have entered into a Field Development and Operating Agreement (the “Development Agreement”) with NaftoGaz Ukraine, the National Oil and Gas Company of Ukraine regarding the development and operation of oil and gas fields in Ukraine. Also parties to the Development Agreement are i) Ukrainian Government by Valentina Balabnova representative, Head of the State Management of Affairs of the President of Ukraine, and ii) Chernomornaftogaz/Black Sea Oil and Gas Company. On Tuesday, 23 August 2005, FPI-Sahara received the list of fields to be initially evaluated for inclusion under the Development Agreement. The Development Agreement, which is subject to approval of the board of directors of FPI, which approval is currently being obtained, permits FPI-Sahara to evaluate fields over a 30 day period and prepare a recommended work program and budget for development operations. The work program and budget are subject to agreement of the parties within 20 business days after the end of the evaluation period, with field development operations to begin within 45 days after the end of the evaluation period. FPI-Sahara is to be paid a lifting fee for lifting existing oil (oil produced up to current baseline production declined based on last 5 years of production), and a percentage of incremental oil (oil produced above current production as declined). The lifting fee is established for each field during the evaluation period. FPI-Sahara is entitled to 100% of incremental oil for a field until FPI-Sahara has been paid 215% times the sum of (i) the minimum funds committed for the field and (ii) all other amounts expended as petroleum operations expenditures. Then, FPI-Sahara is entitled to 75% of incremental oil for 60 months, and then 50% of incremental oil. The term of the Development Agreement is 20 years. Pursuant to a separate agreement dated 31 August 2005 between FPI and Sahara, FPI will be the operator for fields subject to the Development Agreement, will provide financing for development operations of the fields, and will be entitled to revenues from the fields. In exchange, FPI will pay Sahara 10% of the net profits derived from the fields.

In connection with entering into the Development Agreement, FPI also entered into an Agreement for Geotechnical Services (“Geotechnical Services Agreement”) with Joint Stock Company Oil-Gas Institute of Ukraine (the “Institute”) whereby the Institute will provide geotechnical services to assist in the evaluation of fields that may be made subject to the Development Agreement. Also a party to the Geotechnical Services Agreement is Ukrainian Government by Valentina Balabnova representative, Head of the State Management of Affairs of the President of Ukraine.

The Registrant will update progress via amendment to this current report as appropriate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EGPI FIRECREEK, INC.

(formerly Energy Producers, Inc.)

By:   /s/  Dennis R. Alexander

Dennis R. Alexander

Chairman and CFO

Date:  August 31, 2005

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